                                                               EXHIBIT 3.1

                             CERTIFICATE OF INCORPORATION

                                          OF

                                MYLEX MERGER SUB, INC.

                                  __________________



    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

    FIRST: The name of the corporation (hereinafter called the "corporation") is Mylex Merger Sub, Inc.

    SECOND: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle, 19805; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

    THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 40,000,000. The par value of each of such shares is $.01. All such shares are of one class and are shares of Common Stock.

    FIFTH: The name and the mailing address of the incorporator are as follows:

    NAME                               MAILING ADDRESS
    ----                               ---------------
    Eric S. Beane                      Brown & Bain
                                       Suite 200
                                       1755 Embarcadero Rd.
                                       Palo Alto, CA  94303



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    SIXTH:  The corporation is to have perpetual existence.

    SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

    EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

              1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot

              2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation;
         provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

              3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized share os such class.

    NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

    TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized


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by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on December 30, 1996.


                             /s/ Eric S. Beane
                             ------------------------------------
                                       Incorporator


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                                  ARTICLES OF MERGER
                           FOR MYLEX CORPORATION (FLORIDA)
                                         AND
                          MYLEX MERGER SUB, INC. (DELAWARE)

    Pursuant to Sections 607.1105 and 607.1107 of the Florida Business Corporation Act, and Section 251 of the Delaware General Corporation Law, Mylex Corporation, a Florida corporation ("Mylex") and Mylex Merger Sub, Inc. (the "Surviving Corporation") hereby adopt the following Articles of Merger.

                         ARTICLE I.  CONSTITUENT CORPORATIONS

    The names of the Corporations proposing to merge and their state of incorporation are as follows:

    1.   Mylex Corporation, a Florida corporation ("Mylex")
    2.   Mylex Merger Sub, Inc., a Delaware corporation ("Surviving
         Corporation").

                         ARTICLE II.  STATE LAW REQUIREMENTS

    The laws of the State of Florida and the laws of the State of Delaware permit the merger of the constituent corporations.

                         ARTICLE III.  SURVIVING CORPORATION

    The name of the Surviving Corporation will be Mylex Merger Sub, Inc., a Delaware corporation.

                             ARTICLE IV.  PLAN OF MERGER

    Attached hereto as Exhibit "A" and incorporated herein by this reference is the Agreement and Plan of Merger between the constituent corporations.

                         ARTICLE V.  AUTHORIZATION FOR MERGER

    The Agreement and Plan of Merger was approved by a majority of the shareholders of Mylex entitled to vote, in accordance with the applicable requirements of the Florida Business Corporation Act, and by the unanimous written consent of the Board of Directors of the Surviving Corporation in accordance with the requirements of the Delaware General Corporation Law. The Agreement and Plan of Merger was adopted by the shareholders of Mylex as of April 30, 1996, and by the Board of Directors of the Surviving Corporation as of December 30, 1996. Such consent and the number of votes cast are sufficient to approve the Merger by each of the constituent corporations.

               ARTICLE VI.  SERVICE OF PROCESS ON SURVIVING CORPORATION


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    The Surviving Corporation hereby agrees that upon and after the completion of the Merger, that it may be served with process in any proceeding for the enforcement of any obligation or the enforcement of rights of dissenting shareholders of Mylex by service upon the Secretary of State. The Surviving Corporation also agrees to comply with the requirements of Section 607.1107 of the Florida Business Corporation Act.

                             ARTICLE VII.  EFFECTIVE DATE

    The effective date of the merger shall be the date on which these Articles of Merger are filed with the Secretary of State of Florida and Delaware.

    IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger this 30th day of December, 1996.

                                  MYLEX CORPORATION, a Florida
                                  corporation



                                  By:  /s/ Al Montross
                                     ------------------------------
                                     Name:  Al Montross
                                     Title:  President

                                  MYLEX MERGER SUB, INC.,
                                  Delaware corporation

                                  By:  /s/ Al Montross
                                     ------------------------------
                                     Name:  Al Montross
                                           ------------------------
                                     Title:  President
                                           ------------------------

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                             AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated December 30, 1996 is entered into between Mylex Corporation, a Florida corporation ("Mylex"), and Mylex Merger Sub, Inc., a Delaware corporation ("Mylex-Delaware").

                                      BACKGROUND

    Mylex has an aggregate authorized capital stock of 40,000,000 shares of Common Stock, par value $.01 per share (the "Mylex Common Stock"), and as of April 30, 1996, 19,631,550 shares of Mylex Common Stock were issued and outstanding.

    Mylex-Delaware has an aggregate authorized capital stock of 40,000,000 shares of Common Stock, par value $.01 per share (the "Mylex-Delaware Common Stock"), of which 100 shares were duly issued and are now outstanding, all of which are held by Mylex.

    The respective Boards of Directors of Mylex and Mylex-Delaware believe that the best interests of Mylex and Mylex-Delaware and their respective stockholders will be served by the merger of Mylex with and into Mylex-Delaware under and pursuant to the provisions of this Agreement, the Florida Business Corporation Act and the Delaware General Corporation Law.

                                      AGREEMENT

    In consideration of the mutual agreements and covenants contained in this Agreement, the parties agree as follows:

    1. MERGER. On the Effective Date (as defined below) Mylex shall be merged with and into Mylex-Delaware (the "Merger").

    2. EFFECTIVE DATE. The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware in accordance with the provisions of the Delaware General Corporation Law. The time of such effectiveness is hereinafter called the "Effective Date."

    3. SURVIVING CORPORATION. Mylex-Delaware shall be the surviving corporation of the Merger and shall continue to be governed by the laws of the State of Delaware. On the Effective Date, the separate corporate existence of Mylex shall cease.

    4. NAME OF SURVIVING CORPORATION. On the Effective Date, the Certificate of Incorporation of Mylex-Delaware shall be amended to change the name of Mylex-Delaware to "Mylex Corporation".

    5.   CERTIFICATE OF INCORPORATION.  Except as provided in Section 4, the

Certificate of Incorporation of Mylex-Delaware as it exists on the Effective Date shall be the Certificate of Incorporation of Mylex-Delaware following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Delaware.

    6. BYLAWS. The Bylaws of Mylex-Delaware as they exist on the Effective Date shall be the Bylaws of Mylex-Delaware following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Delaware.

    7. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of Mylex immediately prior to the Effective Date shall be the members of the Board of Directors and the officers, respectively, of Mylex-Delaware following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in the Mylex-Delaware Bylaws, or until their respective successors are elected and qualified.

    8.   RETIREMENT OF OUTSTANDING MYLEX-DELAWARE STOCK.  On the Effective
Date, each of the 100 shares of the Mylex-Delaware Common Stock presently issued and outstanding shall be retired, and no shares of Mylex-Delaware Common Stock or other securities of Mylex-Delaware shall be issued in respect thereof.

    9. CONVERSION OF OUTSTANDING MYLEX COMMON STOCK. On the Effective Date, each issued and outstanding share of Mylex Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of Mylex-Delaware Common Stock, and each certificate representing shares of Mylex Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of Mylex-Delaware Common Stock as are set forth in such certificate. After the Effective Date, each holder of an outstanding certificate representing shares of Mylex capital stock may surrender the same to Mylex-Delaware's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number and class of shares of Mylex-Delaware capital stock as are represented by the certificate(s) of Mylex Common Stock surrendered to Mylex-Delaware's registrar and transfer agent.

    10. STOCK OPTIONS, WARRANTS, ETC. On the Effective Date, each stock option, stock warrant, and other right to subscribe for or purchase shares of Mylex Common Stock shall be converted into a stock option, stock warrant, or other right to subscribe for or purchase the same number of shares of Mylex-Delaware Common Stock, and each certificate, agreement, note or other document representing such stock option, stock warrant, or other right to subscribe for or purchase shares of Mylex Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant, or other right to subscribe for or purchase shares of Mylex-Delaware Common Stock on the same terms and subject to the same conditions applicable to the stock option, stock warrant or other right to subscribe for a purchase shares of Mylex Common Stock.

    11. RIGHTS AND LIABILITIES OF MYLEX-DELAWARE. At and after the Effective Date, and in the manner and as more fully set forth in Section 259 of the Delaware General Corporation Law and Section 607.1106 of the Florida Business Corporation Act, the title to all real estate and other property, or any interest therein, whether owned by Mylex or Mylex-Delaware shall be vested in Mylex-Delaware without reversion or impairment; Mylex-Delaware shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, intangible and mixed, of each of Mylex and Mylex-Delaware without reversion or impairment; Mylex-Delaware shall thenceforth be responsible and liable for all the liabilities and obligations of each of Mylex and Mylex-Delaware; any claim existing or action or proceeding pending by or against Mylex or Mylex-Delaware may be continued as if the Merger did not occur or Mylex-Delaware may be substituted for Mylex in the proceeding; neither the rights of creditors nor any liens upon the property of Mylex or Mylex-Delaware shall be impaired by the Merger; and Mylex-Delaware shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

    12. TERMINATION. This Agreement may be terminated and abandoned by action of the respective Boards of Directors of Mylex and Mylex-Delaware at any time prior to the Effective Date, whether before or after approval by the stockholders of either or both of the parties hereto.

    13. AMENDMENT. The Boards of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either of the parties hereto shall not: (a) alter or change the number or kind of shares to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Certificate of Incorporation of Mylex-Delaware (except as contemplated below), or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

    14. CONDITIONS. The obligations of the parties to consummate the Merger are subject to the satisfaction of the following conditions: (i) no action, suit or proceeding shall be pending before any court or quasijudicial or administrative agency of any federal, state or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent consummation of the Merger, (b) cause the Merger to be rescinded following consummation, or (c) adversely affect the business, assets, properties, operations (financial or otherwise), or prospects of Mylex-Delaware as a result of the Merger (and no such injunction, judgment, order, decree, ruling or charge shall be in effect); and (ii) the parties shall have received all consents of third parties that have agreements with Mylex and whose consent is required for the assumption of such agreements by Mylex-Delaware.

    15. REGISTERED OFFICE. The registered office of Mylex-Delaware in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805, and Corporate Service Company is the registered agent of Mylex-Delaware at such address.

    16. SERVICE OF PROCESS. On and after the Effective Date, Mylex-Delaware agrees that it may be served with process in Florida in any proceeding for enforcement of any obligation of Mylex or Mylex-Florida arising from the Merger.

    17. DESIGNATION OF FLORIDA SECRETARY OF STATE AS AGENT FOR SERVICE OF PROCESS. On and after the Effective Date, Mylex-Delaware irrevocably appoints the Secretary of State of Florida as its agent to accept service of process in any suit or other proceeding to enforce the rights of any stockholders of Mylex or Mylex-Delaware arising from the Merger. The Florida Secretary of State is requested to mail a copy of such process to Mylex-Delaware at Mylex Corporation 34551 Ardenwood Blvd., Fremont, CA
94555, Attention: Colleen M. Gray, Chief Financial Officer, Telephone No.
(510) 796-6100.

    18. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Plan and Agreement of Merger to be executed as of the date first written above.


ATTEST:                           MYLEX MERGER SUB, INC.,
                                  a Delaware corporation


By:  /s/ Colleen Gray             By:  /s/ Al Montross
   ---------------------------        -------------------------------
Asst. Secretary                   Title:  President


                                                           [CORPORATE SEAL]


                                  MYLEX CORPORATION,
                                  a Florida corporation


By:  /s/ Colleen Gray             By:  /s/ Al Montross
   ---------------------------        -------------------------------
Asst. Secretary                   Title:  President


                                                           [CORPORATE SEAL]

                               SECRETARY'S CERTIFICATE


    The undersigned, duly appointed Secretary of MYLEX MERGER SUB, INC., a Delaware corporation (the "Corporation"), hereby certifies that:

    1.   The undersigned is duly authorized to issue this Certificate;

    2. The Merger was adopted pursuant to the requirements of Section 251 of the Delaware General Corporation Law ("DGCL");

    3. Pursuant to the requirements of Section 251(f) of the DGCL, the Merger was adopted by resolution of the Board of Directors of the Corporation without a vote of the stockholders;

    4. No shares of stock of the Corporation have been issued as of the date the Board of Directors authorized the adoption of Merger; and

    5. The execution, delivery and filing of the Agreement and Plan of Merger was duly authorized by the unanimous written consent of the Corporation's Board of Directors.

    This Certificate is executed as of the 30th day of December, 1996.


                                  By:  /s/ Colleen Gray
                                     ------------------------------
                                     Name:  Colleen Gray
                                            -----------------------
                                     Title: Secretary


                                                          [CORPORATE SEAL]